Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA •92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Sarah Huoh, 949-250-5070

Investor Contact:  David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES, MEDTRONIC AGREE TO GLOBAL

TRANSCATHETER VALVE LITIGATION SETTLEMENT

All Patent Litigation Between the Companies to be Dismissed

IRVINE, Calif., May 20, 2014 – Edwards Lifesciences Corporation (NYSE: EW), the global leader in the science of heart valves and hemodynamic monitoring, today announced that the company has reached an agreement with Medtronic to settle all outstanding patent litigation between the companies, including cases related to transcatheter heart valves. The agreement will result in the dismissal of all pending cases or appeals in courts and patent offices worldwide, and includes a provision that the parties will not litigate patent disputes with each other in the field of transcatheter valves for the eight-year duration of the agreement.

“We are pleased to reach an agreement that preserves physician choice while also recognizing Edwards’ leadership in pioneering the transcatheter heart valves that are chosen most often by physicians worldwide.  This agreement allows us to move forward, fully dedicating our time and resources to helping patients,” said Michael A. Mussallem, Edwards’ chairman and CEO.

Under the terms of a patent cross-license agreement that is part of the settlement, Medtronic will make a one-time payment to Edwards of $750 million. Additionally, Medtronic will pay Edwards quarterly license royalty payments through April 2022.  These payments will be based on a percentage of Medtronic CoreValve sales, subject to a minimum annual payment of $40 million.

Edwards will contribute $50 million from the settlement to the Edwards Lifesciences Foundation to support efforts to improve patient care, raise disease awareness and educate clinicians, such as through its Every Heartbeat Matters philanthropic program.

Additional information related to this settlement can be found in the Form 8-K filed today.

EDWARDS LIFESCIENCES, MEDTRONIC AGREE TO GLOBAL TRANSCATHETER VALVE LITIGATION SETTLEMENT

About Edwards Lifesciences

Edwards Lifesciences is the global leader in the science of heart valves and hemodynamic monitoring.  Driven by a passion to help patients, the company partners with clinicians to develop innovative technologies in the areas of structural heart disease and critical care monitoring, enabling them to save and enhance lives. Additional company information can be found at www.edwards.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements include, but are not limited to, statements by Mr. Mussallem, statements regarding expectations for the agreement’s impacts and plans for charitable contributions.   Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.  If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with unanticipated outcomes and implications of the agreement, and other risks detailed in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports on Forms 10-Q and 8-K.

Edwards, Edwards Lifesciences and the stylized E logo are trademarks of Edwards Lifesciences Corporation.

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